As filed with the Securities and Exchange Commission on October 30, 1998
                                                  Registration No. 333-
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            -------------------------


                                    FORM S-8
                             REGISTRATION STATEMENT
                                    UNDER THE
                             SECURITIES ACT OF 1933
                            -------------------------


                                   ONEIDA LTD.
               (Exact name of issuer as specified in its charter)


           New York                                      15-0405700
(State or other jurisdiction of                       (I.R.S. Employer
incorporation  or organization)                      Identification No.)

                             163-181 Kenwood Avenue
                             Oneida, New York 13421
                    (Address of Principal Executive Offices)

                                   ONEIDA LTD.
                             1998 STOCK OPTION PLAN
                                   ONEIDA LTD.
                  1998 NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN
                            (Full title of the plans)
                            -------------------------


                             CATHERINE H. SUTTMEIER
                  Vice President, Secretary and General Counsel
                                   Oneida Ltd.
                             163-181 Kenwood Avenue
                             Oneida, New York 13421
                     (Name and address of agent for service)

                                 (315) 361-3636
          (Telephone number, including area code, of agent for service)

                            -------------------------

                         CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------------------------------------
                    Title of                         Amount         Proposed Maximum     Proposed Maximum      Amount of
                Securities to be                     to be         Offering Price Per        Aggregate        Registration
                   Registered                      Registered           Share(1)         Offering Price(1)        Fee
----------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $6.25 . . . . . . . . .     349,750             $22.088             $7,725,278           $5,016
                                                    750,250              $13.75             $10,315,938
----------------------------------------------------------------------------------------------------------------------------

(1) The proposed maximum offering price per share and proposed aggregate offering price (a) with respect to 349,750 shares being offered pursuant to options outstanding under the Oneida Ltd. 1998 Stock Option Plan and the Oneida Ltd. 1998 Non-Employee Directors Stock Option Plan and the stock option agreements with certain individuals (together, the "Plans") is based on the weighted average exercise price of such options and (b) with respect to 750,250 shares to be offered under the Plans, the price shown is the average of the high and low prices of the Common Stock on the New York Stock Exchange consolidated reporting system on October 23, 1998, in accordance with Rule 457(c) and (h) under the Securities Act of 1933, as amended (the "Securities Act"), and is being utilized solely for the purpose of calculating the registration fee.

                                     Part I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.       Plan Information.*

Item 2.       Registrant Information and Employee Plan Annual Information.*
































--------
* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act, and the "Note" to Part I of Form S-8.

Item 3.    Incorporation of Documents by Reference.

           The following documents, which have been or will be filed by Oneida Ltd. (the "Registrant") with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act or the Securities Exchange Act of 1934, as amended (the "Exchange Act") are hereby incorporated in this registration statement by reference and shall be deemed to be a part hereof:

     (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1997.

     (b) The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1998.

     (c) The description of the Registrant's Common Stock contained in the Registrant's report on Form 8-K filed with the Commission on October 28, 1998.

           All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the termination of the offering made hereby, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.    Description of Securities.

           Not applicable.

Item 5.    Interests of Named Experts and Counsel.

           Not applicable.

Item 6.    Indemnification of Officers and Directors.

           Sections 721 through 726 of the New York Business Corporation Law provide for indemnification of directors and officers. If a director or officer is successful on the merits or otherwise in a legal proceeding, he must be indemnified to the extent he was successful. Further, indemnification is permitted in both third-party and derivative suits if he acted in good faith and for a purpose he reasonably believed was in the best interest of the Registrant and if, in the case of a criminal proceeding, he had no reasonable cause to believe his conduct was unlawful.

           Indemnification under this provision applies to judgments, fines, amounts paid in settlement and reasonable expenses, in the case of third party actions, and amounts paid in settlement and reasonable expenses, in the case of derivative actions. In a derivative action, however, a director or officer may not be indemnified for amounts paid to settle such a suit or for any claim, issue or matter as to which such person shall have been adjudged liable to the Registrant absent a court determination that the person is fairly and reasonably entitled to indemnity.

           Notwithstanding the failure of the Registrant to provide indemnification and despite any contrary resolution of the board or shareholders, indemnification shall be awarded by the proper court pursuant to
Section 724 of the New York Business Corporation Law.

           Under New York law, expenses may be advanced upon receipt of an undertaking by or on behalf of the director or officer to repay the amounts in the event the recipient is ultimately found not to be entitled to indemnification. The advance is conditioned only upon receipt of the undertaking and not upon a finding that the officer or director has met the applicable indemnity standards.

           The Registrant's By-laws requires it to indemnify each of its past, present and future directors, officers and employees to the fullest extent permitted by law for any and all costs and expenses resulting from or relating to any suit or claim arising out of service to the Registrant or to other organizations at the Registrant's request.

           Section 402 of the New York Business Corporation Law permits the Registrant to include in its certificate of incorporation provisions eliminating the personal liability of directors to the Registrant or its shareholders for any breach of duty in such capacity unless a judgment or final adjudication adverse to the director that his acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law or that he personally gained a financial profit or other advantage to which he was not legally entitled or his acts violated Section 719 of the New York Business Corporation law.

            The restated certificate of incorporation of the Registrant contains a provision eliminating the personal liability of its directors to the Registrant and its shareholders except to the extent such liability may not be eliminated by law. The Registrant carries directors' and officers' insurance which covers its directors and officers against certain liabilities they may incur when acting in their capacity as directors or officers of the Registrant.

Item 7.    Exemption from Registration Claimed.

           Not applicable.

Item 8.    Exhibits.

           The following exhibits are filed as part of this registration statement:


4.1 Oneida Ltd. 1998 Stock Option Plan (incorporated herein by reference from the Registrant's Proxy Statement dated April 29, 1998)

4.2 Oneida Ltd. 1998 Non-Employee Directors Stock Option Plan (incorporated herein by reference from the Registrant's Proxy Statement dated April 29, 1998)
4.3 Certificate of Incorporation, as restated and filed with the Secretary of State of New York, (incorporated herein by reference from Exhibit 3(i) of the Registrant's Annual Report on Form 10-K filed April 20, 1994)
4.4        Amended Bylaws of Registrant (incorporated herein by reference from
           Exhibit 3(ii) of the Registrant's Annual Report on Form 10-K filed April 20, 1994)
5 Opinion of Shearman & Sterling as to the legality of the shares registered hereunder
23.1       Consent of PricewaterhouseCoopers LLP
23.2       Consent of Shearman & Sterling (included in Exhibit 5)
24         Powers of Attorney (included on signature page)

Item 9.    Undertakings.

           (a) The undersigned Registrant hereby undertakes:

           (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

           (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

           (b) The undersigned Registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

           Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oneida, State of New York on the 26th day of August, 1998.


                                       ONEIDA LTD.



                                    By         WILLIAM D. MATTHEWS
                                        ---------------------------------------
                                        Name:  William D. Matthews
                                        Title: Chairman of the Board and Chief
                                               Executive Officer


                                POWER OF ATTORNEY

         Each of the undersigned whose signature appears below hereby constitutes and appoints William D. Matthews and Edward W. Thoma, and each of them acting alone, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) and supplements to this registration statement and any and all related registration statements necessary to register additional securities, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                  Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the indicated capacities on August 26, 1998.


Signature                                     Title
---------                                     -----
     WILLIAM D. MATTHEWS           Chairman of the Board and Chief Executive
--------------------------------   Officer (Principal Executive Officer)
     William D. Matthews

         EDWARD W. THOMA           Senior Vice President -- Finance (Principal
--------------------------------   Financial Officer)
         Edward W. Thoma


         THOMAS A. FETZNER         Vice President and Corporate Controller
--------------------------------   (Principal Accounting Officer)
         Thomas A. Fetzner


         WILLIAM F. ALLYN          Director
--------------------------------
         William F. Allyn

         R. QUINTUS ANDERSON       Director
--------------------------------
         R. Quintus Anderson

         GEORGIA S. DERRICO        Director
--------------------------------
         Georgia S. Derrico

         DAVID E. HARDEN           Director
--------------------------------
         David E. Harden

         PETER J. KALLET           Director
--------------------------------
         Peter J. Kallet

         WHITNEY D. PIDOT          Director
--------------------------------
         Whitney D. Pidot

         RAYMOND T. SCHULER        Director
--------------------------------
         Raymond T. Schuler

         WALTER A. STEWART         Director
--------------------------------
         Walter A. Stewart

         WILLIAM M. TUCK           Director
--------------------------------
         William M. Tuck

                                INDEX TO EXHIBITS

                                    Part II.



Exhibit                             Description
-------                             -----------


4.1 Oneida, Ltd. 1998 Stock Option Plan (incorporated herein by reference from the Registrant's Proxy Statement dated April 29,
              1998)

4.2 Oneida, Ltd. 1998 Non-Employee Directors Stock Option Plan (incorporated herein by reference from the Registrant's Proxy Statement dated April 29, 1998)

4.3 Certificate of Incorporation, as restated and filed with the Secretary of State of New York, (incorporated herein by reference from Exhibit 3(i) of the Registrant's Annual Report on Form 10-K filed April 20, 1994)

4.4 Amended Bylaws of Registrant (incorporated herein by reference from Exhibit 3(ii) of the Registrant's Annual Report on Form 10-K filed April 20, 1994)

5 Opinion of Shearman & Sterling as to the legality of the shares registered hereunder

23.1          Consent of PricewaterhouseCoopers LLP

23.2          Consent of Shearman & Sterling (included in Exhibit 5)

24            Powers of Attorney (included on signature page)